Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-125329) on Form S-8 of Grant Life Sciences, Inc. of our report dated February 28, 2006 relating to our audit of the financial statements, which appears in this Annual Report on Form 10-KSB of Grant Life Sciences, Inc. for the year ended December 31, 2005.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
Los Angeles, California
April 17, 2006

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